Exhibit 1
to Registration Statement
Registration No. 333-84276

CENTURYTEL, INC.

20,000,000

Equity Units

Underwriting Agreement

April 30, 2002

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

As Representatives of
the several Underwriters

Ladies and Gentlemen:

            CenturyTel, Inc., a Louisiana corporation (the "Company"), hereby confirms its agreement with you and the other underwriters (the "Underwriters") named in the Final Prospectus (as hereinafter defined), for whom you are acting as representatives (the "Representatives"), with respect to the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Equity Units of the Company, initially consisting of Corporate Units (the "Equity Units"), set forth in the Final Prospectus, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1 hereof to purchase all or any part of 3,000,000 additional Equity Units. The aforesaid 20,000,000 Equity Units (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 3,000,000 Equity Units subject to the option described in Section 1 hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

            Each Equity Unit will have a stated amount of $25 and will initially be comprised of (a) a purchase contract (a "Purchase Contract" and, collectively, "Purchase Contracts") under which the holder will purchase from the Company on May 15, 2005 a number of shares (the "Issuable Common Stock") of common stock, par value $1.00 per share, of the Company (the "Common Stock") equal to the settlement rate as set forth in the Purchase Contract Agreement (as defined herein) and (b) beneficial ownership of a Senior Note, Series J, due 2007 (a "Senior Note" and, collectively, Senior Notes") of the Company, having a principal amount of $25.

            In accordance with the terms of the Purchase Contract Agreement to be dated as of May 1, 2002 (the "Purchase Contract Agreement"), between the Company and Wachovia Bank, National Association, as purchase contract agent (the "Purchase Contract Agent"), the Senior Notes constituting a part of the Equity Units will be pledged by the Purchase Contract Agent, on behalf of the holders of the Equity Units, to JPMorgan Chase Bank, as collateral agent (the "Collateral Agent") for the benefit of the Company, pursuant to the Pledge Agreement, to be dated as of May 1, 2002 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent, the Collateral Agent and JPMorgan Chase Bank, as custodial agent (the "Custodial Agent") and securities intermediary (the "Securities Intermediary"), to secure the holders' obligation to purchase the Issuable Common Stock under the Purchase Contracts. The rights and obligations of a holder of Securities in respect of Senior Notes (subject to the pledge thereof) and Purchase Contracts will initially be evidenced by a Corporate Units Certificate (as defined in the Purchase Contract Agreement).

            The Senior Notes will be issued pursuant to an Indenture, dated as of March 31, 1994, and a First Supplemental Indenture thereto dated as of May 1, 2002 (collectively, the "Indenture"), in each case, between the Company and Regions Bank, as trustee (the "Trustee").

            Pursuant to a Remarketing Agreement (the "Remarketing Agreement") described in the Prospectus (as defined herein) and to be entered into among the Company, the Purchase Contract Agent and a financial institution to be selected by the Company to act each as the reset agent and the remarketing agent (together the "Remarketing Agent"), the Senior Notes will be remarketed, subject to certain terms and conditions.

            As used in this Agreement, "Transaction Documents" shall mean, collectively, the Purchase Contract Agreement, the Indenture, the Remarketing Agreement and the Pledge Agreement.

            1.    Agreement to Sell and Purchase. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Initial Security set forth in Schedule I attached hereto, the number of Initial Securities set forth opposite the name of such Underwriter under the caption "Underwriting" in the Final Prospectus or otherwise set forth in the Final Prospectus and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per security set forth in clause (a) of this Section 1, that portion of the number of Option Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional securities) determined by multiplying such number of Option Securities by a fraction, the numerator of which is the maximum number of Initial Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter under the caption "Underwriting" in the Final Prospectus or otherwise set forth in the Final Prospectus and the denominator of which is the maximum number of Initial Securities that all of the Underwriters are entitled to purchase hereunder.

            The Company hereby grants to the Underwriters the right to purchase at their election up to 3,000,000 Option Securities, at the purchase price per Option Security set forth in the paragraph above, for the sole purpose of covering over-allotments. Any such election to purchase Option Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by you but in no event earlier than the Closing Date (as defined in Section 2 below) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

            2.    Offering; Delivery and Payment.  (a) The Representatives have advised the Company that they propose to make a public offering of the Securities as soon after the effectiveness of this Agreement as in their judgment is advisable. The Representatives have further advised the Company that they will offer the Securities to the public at the initial public offering price per Security set forth in Schedule I and with the other terms set forth therein.

            (b)     Delivery of the Initial Securities shall be made to the Representatives for the accounts of the Underwriters in book-entry form through the facilities of The Depository Trust Company ("DTC") against payment of the purchase price by wire transfer in same day funds to the Company or its order at the office of Pillsbury Winthrop, LLP or at such other location as the parties may agree. Such payment shall be made at 10:00 a.m., New York City time, on the fourth business day following the date of this Agreement or at such time on such other date, not later than five business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

            In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each date of delivery specified in the notice described in Section 1 hereof (each, a "Date of Delivery").

            The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form, which will be deposited by or on behalf of the Company with DTC or its designated custodian. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in New York City not later than 10:00 a.m. (New York City time) on the business day prior to the Closing Date or any Date of Delivery, as the case may be.

            The cost of original issue tax stamps, if any, in connection with the issuance and sale of the Securities by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other issuance taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Securities.

            3.    Representations and Warranties of the Company.  The Company represents and warrants to the several Underwriters as of the date hereof, as of the Closing Date and as of each Date of Delivery, if any, and covenants with the several Underwriters that:

            (a)     The Company meets the requirements for use of Form S-3. A registration statement (Registration No. 333-84276) on Form S-3 relating to the registration of $3 billion of various securities described in the Basic Prospectus (as hereinafter defined), including the Securities and the Issuable Common Stock, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), including a Basic Prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been (i) prepared by the Company under the provisions of the Act, and the rules and regulations thereunder (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"); (ii) filed with the Commission; and (iii) declared effective by the Commission. Copies of such registration statement and amendments, if any, and of any Preliminary Prospectus (as hereinafter defined) used by the Company have been delivered to the Representatives. The offering of the Securities is a Delayed Offering (as hereinafter defined) and, although the Basic Prospectus may not include all the information with respect to the Securities and the offering thereof required by the Act and the Rules and Regulations to be included in the Final Prospectus (as hereinafter defined), such Basic Prospectus includes all such information required by the Act and the Rules and Regulations to be included therein as of the Effective Date (as hereinafter defined). The Company will file the Final Prospectus in accordance with Rule 424(b) of the Rules and Regulations. As filed, the Final Prospectus shall include all required information with respect to the Securities and the Issuable Common Stock and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Date or, to the extent not completed at the Execution Date (as hereinafter defined), shall contain such specific additional information and other changes (beyond that contained in such Basic Prospectus and any Preliminary Prospectus) as the Company has advised you prior to the Execution Date.

            (b)    The term "Registration Statement" means such registration statement as amended or supplemented to the date hereof, including financial statements and other documents incorporated by reference therein and all exhibits, each as amended, and, in the event any post-effective amendment to such registration statement becomes effective prior to the Closing Date or any Date of Delivery, shall also mean such registration statement as so amended. The term "Effective Date" means the later of the date the Registration Statement initially became effective, the date that any post-effective amendment or amendments thereto became or become effective or the date of the filing of the Company's most recent Annual Report on Form 10-K. The term "Execution Date" means the date that this Agreement is executed and delivered by the parties hereto. The term "Basic Prospectus" means the prospectus contained in and forming a part of the Registration Statement as of the Effective Date, including documents incorporated or documents deemed to be incorporated therein. In the event that (i) the Basic Prospectus shall have been amended, revised or supplemented (but excluding supplements to the Basic Prospectus relating solely to securities other than the Securities and the Issuable Common Stock) on or prior to the Execution Date (including without limitation by the Preliminary Prospectus) or (ii) the Company shall have filed documents pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the time the Registration Statement became effective and on or prior to the Execution Date (but excluding documents incorporated therein by reference relating solely to securities other than the Securities and the Issuable Common Stock) which are deemed to be incorporated by reference in the Basic Prospectus pursuant to Item 12 of Form S-3, the term "Basic Prospectus" as used herein shall also mean such prospectus as so amended, revised or supplemented and reflecting such incorporation by reference. The term "Preliminary Prospectus" means any preliminary prospectus (or any supplement thereto) which describes the Securities and the Issuable Common Stock and the offering thereof and is used prior to the filing of the Final Prospectus. The term "Final Prospectus" means the prospectus supplement relating to the Securities and the Issuable Common Stock as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the Execution Date, together with the Basic Prospectus. The term "Delayed Offering" means an offering of securities pursuant to Rule 415 under the Rules and Regulations which does not commence promptly after the effective date of a registration statement. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Final Prospectus shall mean (i) amendments or supplements to the Registration Statement or the Final Prospectus and (ii) documents deemed to be incorporated by reference in to the Final Prospectus, in each case filed with the Commission or sent to prospective purchasers of the Securities after the Execution Date and prior to the completion of the distribution of the Securities and the Issuable Common Stock.

            (c)    On the Effective Date, the Registration Statement did, and, when the Final Prospectus is first filed with the Commission pursuant to Rule 424(b), the Final Prospectus (and any supplement thereto), including the financial statements included or incorporated by reference in the Final Prospectus, will, comply in all material respects with the applicable provisions of the Act, the Rules and Regulations, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations thereunder (the "Trust Indenture Act Rules and Regulations"), and will contain all information required to be included therein in accordance with the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date the Final Prospectus (together with any supplement thereto) is first filed with the Commission pursuant to Rule 424(b) and at the Closing Date (and, if any Option Securities are purchased, at each Date of Delivery), the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). On the Effective Date, the date the Final Prospectus is first filed with the Commission pursuant to Rule 424(b), and at all subsequent times to and including the Closing Date and any Date of Delivery, the Indenture and the Purchase Contract Agreement did or will comply with all applicable provisions of the Trust Indenture Act and the Trust Indenture Act Rules and Regulations and have been duly qualified thereunder.

            (d)    The documents which are incorporated by reference in the Basic Prospectus, any Preliminary Prospectus and the Final Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Execution Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules and Regulations, as applicable.

            (e)    Each of the Company and each of its subsidiaries listed on Schedule II hereto (the "Subsidiaries") is, and at the Closing Date and any Date of Delivery will be, a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of the Subsidiaries has, and at the Closing Date and any Date of Delivery will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Final Prospectus. Each of the Company and each of the Subsidiaries is, and at the Closing Date and any Date of Delivery will be, duly licensed or qualified to do business and in good standing as a foreign corporation or limited liability company in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified or licensed would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. For purposes of this Agreement, "subsidiaries" shall mean (a) the Company's directly and indirectly majority-owned corporate subsidiaries, (b) the Company's directly and indirectly majority-owned limited liability companies and (c) the partnerships, joint ventures and other entities of which the Company or any subsidiary is the majority owner or managing general partner. Complete and correct copies of the certificate of incorporation, by-laws or other organizational documents of the Company and each of the Subsidiaries and all amendments thereto have been made available to the Representatives, and no changes therein will be made subsequent to the Execution Date and prior to the Closing Date.

            (f)    The Securities have been duly authorized by the Company, and when authenticated (as applicable), issued and delivered in the manner provided in the relevant Transaction Document and delivered against payment of the purchase price therefor as provided herein, will be validly issued. The issuance of the Securities is not subject to any preemptive or other similar right.

            (g)    The Purchase Contracts underlying the Securities, as evidenced by the Securities certificates, have been duly authorized by the Company. When the Securities are issued and delivered by the Company against payment therefor as provided herein and in the Purchase Contract Agreement, the Purchase Contracts will be duly and validly issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The issuance of the Purchase Contracts is not subject to any preemptive or other similar right.

            (h)    The Senior Notes underlying the Securities have been duly authorized by the Company and, when issued and delivered by the Company as provided for in the Indenture and as described in the Final Prospectus and the Purchase Contract Agreement, will have been duly executed and delivered by the Company and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and (ii) that the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and will be in the form contemplated by, and will be entitled to the benefits of, the Indenture.

            (i)    The description of the Securities and the Issuable Common Stock and each Transaction Document in the Registration Statement and the Final Prospectus is, and at the Closing Date and any Date of Delivery will be, complete and accurate in all material respects and, insofar as such description contains statements constituting a summary of the legal matters or documents referred to therein, such description fairly summarizes the information referred to therein.

            (j)    The financial statements and schedules included or incorporated by reference in the Registration Statement or the Final Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Registration Statement or the Final Prospectus. The selected consolidated financial data included in the Registration Statement or the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement or the Final Prospectus. The pro forma financial information included or incorporated by reference in the Final Prospectus has been prepared on a basis consistent with the historical financial statements incorporated by reference in the Final Prospectus (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the notes to such financial information and gives effect to assumptions made on a reasonable basis. No other financial statements or schedules of the Company are required by the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules and Regulations to be included in or incorporated by reference in the Registration Statement or the Final Prospectus. KPMG LLP ("KPMG"), who has reported on certain financial statements and schedules incorporated by reference in the Registration Statement and the Prospectus, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.

            (k)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholder's equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

            (l)    The Company is not, and after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof, will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            (m)    Except as set forth in the Registration Statement and the Final Prospectus, there are no actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, that is likely to materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole. Except as set forth in the Registration Statement and the Final Prospectus, all actions, suits or proceedings now pending against the Company or any of its subsidiaries, or any of their respective officers in their capacities as such, before any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, if decided or resolved in a manner unfavorable to the Company or any of its subsidiaries, would not be likely to, singly or in the aggregate, materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

            (n)    The Company and each of the Subsidiaries has, and at the Closing Date and any Date of Delivery will have, (i) such franchises, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those the absence of which would not be likely to have a materially adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, and neither the Company nor any of the Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such franchise, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be likely to materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, (ii) complied in all material respects with all laws, statutes, ordinances, rules, regulations, orders or decrees of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Company or any Subsidiary or any of the property or assets of the Company or any Subsidiary (including, without limitation, any such laws, statutes, ordinances, rules, regulations, orders or decrees with respect to environmental protection or the release, handling, treatment, storage or disposal of hazardous substances or toxic wastes), the failure to comply with which would be likely to materially adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, and (iii) performed in all material respects all of its obligations required to be performed by it under any material contract or other instrument to which it is a party or by which its property is bound or affected, and is not, and at the Closing Date and any Date of Delivery, will not be, in default under any such contract or instrument the effect of which would be likely to materially adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole. To the best knowledge of the Company, no other party under any material contract or other instrument to which it or any Subsidiary is a party is in default in any respect thereunder, except for any such defaults (alone or collectively) that would not be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole; provided that it is understood and agreed that neither the Company nor any Subsidiary has undertaken any special investigation to determine compliance by such other parties under any such contract or other instrument. The Company is not, and at the Closing Date and any Date of Delivery, will not be, in violation of any provision of its articles of incorporation or by-laws or in default in any material respect under any agreement or instrument evidencing indebtedness for borrowed money. The Subsidiaries are not, and at the Closing Date and any Date of Delivery, will not be, in violation of any material provision of their respective articles of incorporation or by-laws (or comparable organizational documents) or in default under any agreement or instrument evidencing indebtedness for borrowed money (A) as a result of the failure to make one or more payments in excess of $5 million in the aggregate that are due and owed thereunder, or (B) otherwise in any respect which is likely to have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

            (o)    No consent, approval, authorization or order of, or any filing, registration, qualification or declaration with, any court or governmental agency or body is required for (i) the execution, delivery or performance of this Agreement and the Transaction Documents by the Company, (ii) the authorization, offer, issuance, transfer, sale or delivery of the Securities and the Issuable Common Stock by the Company in accordance with this Agreement and the Transaction Documents or (iii) the consummation by the Company of the transactions on its part contemplated herein and therein, except such as may have been obtained, or on or prior to the Closing Date will be obtained, under the Act, the Rules and Regulations, the Exchange Act, the Exchange Act Regulations, the Trust Indenture Act or the Trust Indenture Act Rules and Regulations and such as may be required under foreign or state securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Securities by the Underwriters and the Issuable Common Stock.

            (p)    The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the Representatives, will constitute a valid and binding agreement of the Company and will be enforceable against the Company in accordance with the terms hereof, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) rights to indemnity and contribution hereunder may be limited by federal or state laws relating to securities or the policies underlying such laws. At the Closing Date and each Date of Delivery, each of the Transaction Documents will have been duly authorized and, except for the Remarketing Agreement, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, will, except for the Remarketing Agreement, constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The issue and sale of the Securities and the Issuable Common Stock by the Company, the execution, delivery and performance by the Company of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of the Subsidiaries pursuant to the terms or provisions of, or, except as disclosed in the Registration Statement or the Final Prospectus, result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the articles of incorporation or by-laws (or comparable instruments) of the Company or any of the Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties is or are bound or affected, or violate or conflict with any franchise or any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of the Subsidiaries.

            (q)    The Company has an authorized capitalization as set forth in the Final Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The shares of Issuable Common Stock have been duly and validly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Prospectus and the issuance of the Issuable Common Stock will not be subject to any preemptive or other similar right.

            (r)    The Pledge Agreement will create, as collateral security for the performance when due by the holders from time to time of the Securities of their respective obligations under the Purchase Contracts, a valid security interest (as defined in the Uniform Commercial Code, as adopted and in effect in the State of New York) in favor of the Collateral Agent for the benefit of the Company, in the right, title and interest of such holders in the securities and other assets and interests pledged to the Collateral Agent pursuant to the Pledge Agreement.

            (s)    The Company and each of the Subsidiaries has good and marketable title to all properties and assets owned by it which are material to the business or operations of the Company and its subsidiaries, taken as a whole (including without limitation the stock or other equity interests of all subsidiaries), free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Final Prospectus and except immaterial liens which do not affect the operations or financial condition of the Company. The Company and each of the Subsidiaries has valid, subsisting and enforceable leases for the properties leased by it, with such exceptions as would not materially interfere with the business or operations of the Company and it subsidiaries, taken as a whole.

            (t)    All existing material contracts described in the Final Prospectus to which the Company or any of the Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Such described contracts are the only contracts required to be described in the Final Prospectus by the Act and the Rules and Regulations.

            (u)    No statement, representation, warranty or covenant made by the Company in this Agreement or the Transaction Documents or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect in any material respect.

            (v)    No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

            (w)    No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that prevents the issuance of the Securities or the Issuable Common Stock, suspends the effectiveness of the Registration Statement, prevents or suspends the use of the Preliminary Prospectus, or suspends the sale of the Securities or the issuance of the Issuable Common Stock in any jurisdiction referred to in Section 4(f) below, provided, however, that to the extent this representation relates to state securities or blue sky laws and laws of jurisdictions other than the United States and its political subdivisions, it shall be limited to the knowledge of the Company. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued and served on the Company or any of its Subsidiaries with respect to the Company or any of its Subsidiaries that would prevent or suspend the issuance or sale of the Securities or the Issuable Common Stock, the effectiveness of the Registration Statement, or the use of the Preliminary Prospectus in any jurisdiction referred to in Section 4(f) below.

            (x)    The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in any jurisdiction referred to in Section 4(f) below in contravention of applicable law, provided that no representation is made herein as to the activities of any Underwriter.

            (y)    The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (z)    Sections 3.4(d) and 3.27 of the Stock Purchase Agreement between the Company and Alltel Communications, Inc. dated as of March 19, 2002 are true and accurate. To the knowledge of the Company, after due inquiry, the Company has no reason to believe that all conditions to the closing under such Stock Purchase Agreement will not be met on or prior to September 30, 2002.

            4.    Agreements of the Company.  The Company agrees with each of the several Underwriters as follows:

            (a)    The Company will not, from the Execution Date until the end of such period as the Final Prospectus is required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Final Prospectus, unless a draft thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

            (b)    The Company will notify the Representatives promptly, and will confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Final Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the third sentence of Section 4(e) that in the judgment of the Company requires the Company to file an amendment or supplement to the Registration Statement and (v) of receipt by the Company, or any representatives or attorney of the Company, of any other communication from the Commission relating to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus or the offering of the Securities. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

            (c)    The Company will furnish to the Representatives, without charge, one complete copy of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Final Prospectus), and will upon request make available to the Representatives, without charge, for transmittal to each of the other Underwriters, additional copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits and documents incorporated by reference therein.

            (d)    The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

            (e)    The Company will deliver to each of the Underwriters, without charge, as many copies of the Final Prospectus or any supplement thereto, as the Representatives may reasonably request. The Company consents to the use of any Preliminary Prospectus and the Final Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for any period of time thereafter during which a prospectus is required by law to be delivered in connection therewith. If during such period of time, any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Final Prospectus in order to make any statement therein, in the light of the circumstances under which it was made when delivered, not misleading, or if it is necessary to supplement the Final Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement thereto or a document under the Exchange Act deemed to be incorporated therein, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriters if such document would be deemed to be incorporated by reference into any Preliminary Prospectus or the Final Prospectus, unless a draft thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

            (f)    Prior to any public offering of the Securities and the Issuable Common Stock by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Securities and the Issuable Common Stock for offer and sale under the securities or blue sky laws of such United States jurisdictions and similar laws of such foreign jurisdictions as the Representatives may request, and will maintain such qualifications in effect so long as required for the distribution of the Securities and the Issuable Common Stock; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process or general taxation in any jurisdiction where it is not now so subject.

            (g)    During the period of five years commencing on the Effective Date, the Company will make available to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will make available to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

            (h)    The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Execution Date falls, an earning statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, within the meaning of and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

            (i)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, the Basic Prospectus, any Preliminary Prospectus, the Final Prospectus and any amendment or supplement to the Registration Statement or the Final Prospectus, (ii) the preparation and delivery of certificates representing the Securities and the Issuable Common Stock, (iii) the printing of this Agreement, any agreement among underwriters, any dealer agreements and any underwriters' questionnaire, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus and the Final Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (v) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (vi) the registration or qualification of the Securities and the Issuable Common Stock for offer and sale under the securities or blue sky laws of such United States jurisdictions and similar laws of such foreign jurisdictions designated pursuant to Section 4(f) hereof, including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final blue sky memoranda, (vii) counsel to the Company, (viii) the transfer agent and registrar for the Issuable Common Stock, (ix) the rating of the Securities by one or more rating agencies, (x) the Trustee, the Purchase Contract Agent, the Collateral Agent and the Remarketing Agent and any agent thereof and the fees, disbursements and other charges of counsel thereof in connection with the Transaction Documents and the Securities and (xi) the listing of the Securities on the New York Stock Exchange (the "NYSE").

            (j)    If this Agreement shall be terminated for any reason (other than pursuant to Section 7 hereof) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

            (k)    The Company will not at any time, directly or indirectly, take any action described in Section 3(x) hereof.

            (l)    The Company will apply the net proceeds from the offering and sale of the Securities in the manner set forth in the Final Prospectus under "Use of Proceeds".

            (m)    During a period of 90 days from the date of the Final Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap, or any other agreement or any transaction, that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities and the Issuable Common Stock, (B) any shares of Common Stock issued by the Company upon a stock split effected by means of a stock dividend, the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (D) any shares of Common Stock issued pursuant to any nonemployee director stock plan, any dividend reinvestment plan or any stock purchase plan in effect on the date of the filing of the Registration Statement or (E) issuances of Common Stock pursuant to the Company's rights plan in effect on the date hereof. For a period of 90 days from the date of the Final Prospectus, the Company will maintain a register of the sale or other transfer of shares of Common Stock by the persons listed on Schedule III hereto pursuant to the lock-up agreements of each such person entered into in connection with the offering of the Securities to ensure that no more than an aggregate of 1,500,000 shares of Common Stock are sold pursuant to all such lock-up agreements under the circumstances described therein.

            (n)    The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Issuable Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of the Issuable Common Stock pursuant to the Purchase Contracts.

            (o)    The Company will use its best efforts to cause the Corporate Units (as such term is defined in the Final Prospectus) and the Issuable Common Stock to be listed for trading on the NYSE by the Closing Date.

            5.    Conditions of Obligations of the Underwriters. Unless any such condition is waived in writing by the Representatives, the obligations of the Underwriters of any Securities hereunder shall be subject to the condition that all representations and warranties and other statements of the Company are, at and as of the Closing Date and each Date of Delivery for such Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a)     (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities or the Issuable Common Stock under the securities or blue sky laws of any United States jurisdiction or similar laws of such foreign jurisdictions designated pursuant to Section 4(f) hereof shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities with respect to the offering of the Securities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the Execution Date, no amendment or supplement to the Registration Statement or the Final Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and signed on behalf of the Company by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

            (b)    On the date of the Final Prospectus and at the Closing Date, KPMG, who has certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, shall have furnished to the Representatives a letter, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives.

            (c)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Prospectus, and (ii) since the respective dates as of which information is given in the Final Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Final Prospectus.

            (d)    On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock.

            (e)    On or after the date of hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company's securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Initial Securities or Option Securities or both on the terms and in the manner contemplated in the Final Prospectus.

            (f)    Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of the Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

            (g)    On the Closing Date, the Representatives shall have received an opinion, dated the Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Harvey P. Perry, Esq., General Counsel of the Company, and from Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., special counsel to the Company, to the effects set forth in Exhibits A and B attached hereto, respectively.

            (h)    On the Closing Date, the Representatives shall have received an opinion, dated the Closing Date, from Pillsbury Winthrop LLP, counsel to the Underwriters, with respect to the Registration Statement, the Final Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives. In giving such opinion, such counsel may rely, as to all matters governed by the laws of the State of Louisiana, upon the opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, and certificates of public officials.

            (i)    At the Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed on behalf of the Company by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

    (i) Each signer of such certificate has carefully examined the Registration Statement and the Final Prospectus and (A) the Registration Statement is true and correct in all material respects and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading, (B) the Final Prospectus is true and correct in all material respects and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not untrue or misleading (it being understood that to the extent a statement in the Registration Statement or Final Prospectus, including any documents deemed to be incorporated by reference therein, refers to and speaks as of a specific date, each signer of such certificate only represents with respect to such statement that it was true and correct in all material respects as of such date), and (C) since the Execution Date, no event has occurred as a result of which it is necessary to supplement the Final Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Final Prospectus that has not been so filed.

            (j)    At the Closing Date, the Corporate Units (as such term is defined in the Final Prospectus) and the Issuable Common Stock shall have been approved for listing on the NYSE, subject only to official notice of issuance.

            (k)    At the Closing Date, the Representatives shall have received an agreement substantially in the form of Exhibit C attached hereto signed by the persons listed on Schedule III attached hereto.

            (l)    At the Closing Date, the Representatives shall have received satisfactory evidence to the effect that the ratings applicable to the Securities are BBB or better by Standard & Poor's Ratings Services and Baa2 or better by Moody's Investors Service, Inc.

            (m)    In the event that the Underwriters exercise their option provided in Section 1(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary hereunder shall be true and correct as of each Date of Delivery and, at such Date of Delivery, the Underwriters shall have received:

(i) A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Sections 5(a) and (i) hereof remains true and correct as of such Date of Delivery.

(ii) The favorable opinions of Harvey P. Perry, Esq., General Counsel of the Company, and Jones, Walker, Waechter, Poitevent, Carrère & Denegre, L.L.P., in form and substance satisfactory to you, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(g) hereof.

 (iii) The favorable opinion of Pillsbury Winthrop LLP, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

(iv) A letter from KPMG, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(b) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

The Company shall have furnished to the Representatives such certificates or opinions, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date or any Date of Delivery of any statement in the Registration Statement or the Final Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Final Prospectus, as to the accuracy at the Closing Date or any Date of Delivery of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

            6.    Indemnification.

            (a)     The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement (or in any prior registration statement to which the Final Prospectus, as a combined prospectus under Rule 429 of the Rules and Regulations, may relate), the Basic Prospectus, the Final Prospectus and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Basic Prospectus, the Final Prospectus and any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Final Prospectus as amended or supplemented relating to such Securities.

            (b)     Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Basic Prospectus, the Final Prospectus and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Basic Prospectus, the Final Prospectus and any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c)     Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d)     If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

            (e)     The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

            7.    Substitution of Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase any of the Securities which it or they have agreed to purchase hereunder, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Securities, the other Underwriters shall be obligated, severally, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Securities which they have respectively agreed to purchase pursuant to Section 1 hereof bears to the aggregate number of Securities which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Securities which any Underwriter has become obligated to purchase pursuant to Section 1 hereof be increased pursuant to this Section 7 by more than one-ninth of the number of Securities agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Securities and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Securities under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or any Date of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Final Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            8.     Miscellaneous.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 100 Century Park Drive, Monroe, Louisiana 71203, Attention: Harvey P. Perry, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary or (b) if to the Underwriters, to the Representatives at the offices of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department.

            In all dealings hereunder, the Representatives shall act on behalf of each Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

            The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

            This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Securities from any of the several Underwriters.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

            Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

            In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            The Company and the Underwriters each hereby irrevocably waive any right they may have to trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

            Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours,

CENTURYTEL, INC.

By: /s/ R. Stewart Ewing, Jr.
R. Stewart Ewing, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

Confirmed as of the date first
above mentioned:

GOLDMAN, SACHS & CO.

Acting on behalf of themselves
and as the Representatives
of the other several Underwriters

By: /s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE I

Price and Related Terms

1. The initial public offering price per Security shall be $25.00.

2. The purchase price per Security to be paid by the several Underwriters shall be $24.21875, being an amount equal to the initial public offering price set forth above less $0.78125 per Security.

3. The total distributions on the Securities will be 6.875% per annum, consisting of interest on the Senior Notes and contract adjustment payments relating to the Purchase Contracts. Each Purchase Contract will require the holder to purchase a number of shares of Common Stock on May 15, 2005, based on a range of prices between $28.60 and $36.00 per share, as further set forth in the Purchase Contract Agreement.

SCHEDULE II

Subsidiaries

CenturyTel Arkansas Holdings, Inc.

CenturyTel of Central Wisconsin, LLC

CenturyTel of Evangeline, LLC (successor to Evangeline Telephone Company)

CenturyTel of Arkansas, Inc. (formerly named Century Telephone of Arkansas, Inc.)

CenturyTel of Mountain Home, Inc. (formerly named Mountain Home Telephone Co., Inc.)

CenturyTel of Wisconsin, LLC (successor to Century Telephone of Wisconsin, Inc.)

CenturyTel Midwest-Michigan, Inc. (formerly named Century Telephone Midwest, Inc.)

Century Cellunet of Southern Michigan, Inc.

CenturyTel Wireless, Inc. (formerly named Century Cellunet, Inc.)

CenturyTel of Ohio, Inc. (formerly named Century Telephone of Ohio, Inc.)

Pacific Telecom Cellular, Inc.

Spectra Communications Group, LLC

Telephone USA of Wisconsin, LLC

CenturyTel of Washington, Inc.

CenturyTel of Eagle, Inc.

CenturyTel of Midwest-Kendall, LLC

CenturyTel of Montana, Inc.

CenturyTel of Northwest Arkansas, LLC

CenturyTel of Central Arkansas, LLC

CenturyTel Holdings, Inc.

CenturyTel of the Midwest-Wisconsin, LLC

CenturyTel of the Northwest, Inc.

CenturyTel of Michigan, Inc.

Celutel, Inc.

CenturyTel of San Marcos, Inc.

CenturyTel Wireless of Louisiana, Inc.

CenturyTel Service Group, LLC

SCHEDULE III

List of persons subject to lock-up

William R. Boles, Jr.

Virginia Boulet

Ernest Butler, Jr.

David D. Cole

Calvin Czeschin

R. Stewart Ewing, Jr.

James B. Gardner

W. Bruce Hanks

R.L. Hargrove, Jr.

Johnny Hebert

F. Earl Hogan

Michael Maslowski

C.G. Melville, Jr.

Harvey P. Perry

Glen F. Post, III

Karen A. Puckett

Jim D. Reppond

Clarke M. Williams

[EXHIBITS A, B AND C ARE INTENTIONALLY OMITTED]